Exhibit 4.2
EXECUTION COPY
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of February 26, 2007, by and among ZONARE Medical Systems, Inc. a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, which may be amended from time to time (individually an “Investor” and collectively the “Investors”). This Agreement hereby amends and restates the Amended and Restated Investor Rights Agreement dated December 27, 2005 (the “Prior Agreement”).
RECITALS
     A. The Company and certain Investors are parties to the Series G Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Company will sell, and certain Investors (the “Purchasers”) will buy, Series G Preferred Stock of the Company (the “Series G Financing”).
     B. The obligations of the Company and the Investors in the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Investors.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
          “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          “Conversion Stock” means the Company’s Common Stock issued or issuable pursuant to conversion of the Preferred Stock.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Holder” means (i) any Investor holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 4 hereof.
          “Initiating Holder” means, with respect to a request under Section 5.1, one or more Holders that collectively hold at least sixty percent (60%) of the Registrable Securities then outstanding, and with respect to a request under Section 5.3, one or more Holders that collectively hold at least twenty percent (20%) of the Registrable Securities then outstanding.

          “Liquidation Event” has the meaning given to it in Article FOUR, Section 2 of the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.
          “Major Investor” shall mean any Investor who holds at least 1,200,000 shares of Preferred Stock or Conversion Stock (as adjusted for stock splits, stock dividends, recombinations, reclassifications, and the like).
          “Preferred Stock” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.
          “Qualified Initial Public Offering” shall mean the Company’s initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company’s Common Stock to the public pursuant to which the outstanding Preferred Stock is converted into Common Stock in accordance with the Company’s Certificate of Incorporation.
          “Registrable Securities” means (i) the Conversion Stock; (ii) any other shares of Common Stock and any shares of Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security acquired by the Investors; and (iii) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) or issuable in respect of the stock referred to in (i) or(ii) upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as (x) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 5.8.
          The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall also include the reasonable fees and disbursements for one special counsel to the selling stockholders (not to exceed $50,000).
          “Restricted Securities” shall mean the securities of the Company required to bear the legends set forth in Section 3 hereof.
          “Rule 144” and “Rule 145” shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

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          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for any selling Holder.
          “Shares” shall mean the Company’s Preferred Stock held by the Investors listed on Schedule A hereto and their permitted assigns.
     2. Restrictions on Transferability. The Preferred Stock, the Conversion Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.
     3. Restrictive Legend. Each certificate representing the Preferred Stock, the Conversion Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT; PROVIDED THAT THE FOREGOING REQUIREMENT OF AN OPINION OF COUNSEL IN THE ABSENCE OF REGISTRATION UNDER THE ACT SHALL NOT BE REQUIRED IF THE TRANSFER IS MADE IN ACCORDANCE WITH EXEMPTIONS SPECIFIED IN THAT CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE FIRST UNDERWRITTEN REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN

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THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH OBLIGATION IS BINDING ON TRANSFEREES OF THESE SHARES.
          Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.
     4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in reasonable detail, and, if reasonably requested by the Company in its sole determination, the holder shall also provide, at such holder’s expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that the Company shall not request an opinion of counsel or “no action” letter with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to any affiliate as such term is defined in Rule 12b-2 under the Exchange Act (an “Affiliate Transfer”), (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder’s lifetime by way of gift or on death by will or intestacy, (iv) a transfer by Siemens Venture Capital GmbH or any of its affiliates (each a “Siemens Entity”) to another Siemens Entity so long as such transfer of Restricted Securities may be legally effected without registration under the Securities Act, (v) a transfer by Merrill Lynch Ventures L.P. 2001 or any of its affiliates (each a “Merrill Lynch Entity”) to another Merrill Lynch Entity so long as such transfer of Restricted Securities may be legally effected without registration under the Securities Act, or (vi) a transfer by Kaiser Foundation Hospitals or Permanente Federation LLC or any of their affiliates (each a “Kaiser Permanente Entity”) to another Kaiser Permanente Entity so long as such transfer of Restricted Securities may be legally effected without registration under the Securities Act. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any

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provision of the Securities Act. Notwithstanding the foregoing, each holder of Restricted Securities agrees that it will not request that a transfer of the Restricted Securities be made or that the legend set forth in Section 3 be removed from the certificate representing the Restricted Securities, solely in reliance on Rule 144(k), if as a result thereof the Company would be rendered subject to the reporting requirements of the Exchange Act.
Notwithstanding this Section 4, any other provision of this Agreement or any other provision of any other agreement among some or all of the parties hereto, so long as such transfer of Restricted Securities may be legally effected without registration under the Securities Act, 3i Technology Partners II LP and any 3i Related Party may, from time to time, transfer all or any portion of the shares of capital stock of the Company that it owns to 3i Group plc or any affiliate of 3i Group plc or any entity or vehicle including a partnership in which 3i Group plc and/or its affiliates has a majority economic interest and which is managed by 3i Group plc or any of its affiliates (each a “3i Related Party”).
     5. Registration.
          5.1 Requested Registration.
               (a) Request for Registration. In case the Company shall receive from an Initiating Holder a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:
                    (i) Within three business days of receipt thereof, give written notice of the proposed registration to all other Holders, (the “Registration Request Notice”).
                    (ii) If the Company receives participation interest from Holders holding at least 60% of the then outstanding Registrable Securities no more than 15 days after sending the Registration Request Notice, the Company shall, subject to the limitations of this Section 5.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the participating Holders request to be registered.
                    (iii) If any Initiating Holder intends to distribute the Registrable Securities covered by the request by means of an underwriting, such Holder shall so advise the Company as a part of its request made pursuant to this Section 5.1 or any request pursuant to Section 5.3 and the Company shall include such information in the written notice referred to in Section 5.1(a)(i) or Section 5.3(a), as applicable. In such event, the Company will as soon as practicable use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to a majority in interest of the participating Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within ten (10) days after the date of such written notice from the Company.

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                         Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1:
                         (A) Prior to the earlier of (i) six (6) months after the effective date of the Company’s first registered public offering of its Common Stock or (ii) December 27, 2008;
                         (B) Following the filing of, and for one hundred eighty (180) days immediately following the effective date of, a registration statement for securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;
                         (C) After the Company has effected three (3) registrations of all of the Registrable Securities requested to be registered pursuant to this Section 5.1(a) (and not subsequently voluntarily withdrawn by the Holder thereof unless the withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the participating Initiating Holders at the time of their request for registration) and such registrations have been declared or ordered effective;
                         (D) If an Initiating Holder is able to request a registration on Form S-3 pursuant to Section 5.3 hereof;
                         (E) Within six (6) months after the Company has effected such a registration pursuant to this Section 5.1(a), and such registration has been declared or ordered effective;
                         (F) If the Company shall furnish to the participating Initiating Holders a certificate signed by the Chairman of the Board of Directors and an officer of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within the next thirty (30) days, or (ii) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company’s obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 5.1(a) shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Initiating Holder or Holders; provided that the Company may not exercise this deferral right more than once in any twelve (12) month period; provided, further that the Company may not exercise this deferral right more than twice altogether; or
                         (G) If the aggregate price to the public of all Registrable Securities proposed to be sold in such offering is less than $3,000,000.
                         Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be

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registered as soon as practicable after receipt of a request of the Initiating Holder, but in no event more than sixty (60) days from its receipt of such request.
               (b) Underwriting. In the event of a registration pursuant to Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.
                    The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the lead managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of the holders of a majority in interest of the Registrable Securities participating in such registration. Notwithstanding any other provision of this Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities sought to be registered by all such Holders (including any Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities sought to be registered by them. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
          5.2 Company Registration.
               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities (including as a result of any demand registration), either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

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                    (i) promptly give to each Holder written notice thereof but not less than fifteen (15) days prior to filing of such registration statement; and
                    (ii) include in such registration (and any related qualifications including compliance with applicable state securities laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after the date of such written notice from the Company, by any Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.
                    All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Holders of Registrable Securities requesting the Company to effectuate a registration statement pursuant to Section 5.2 hereof on a pro rata basis based on the total number of Registrable Securities sought to be registered by the Holders; second, to the Holders of Registrable Securities who did not make a request on the Company to effectuate a registration statement pursuant to Section 5.2 hereof but who possess registration rights pursuant to this Agreement; and third, to any stockholder of the Company (other than a Holder). The managing underwriter may limit in whole or in part the Registrable Securities to be included in such registration (i) in the case of the Company’s initial public offering, to zero, and (ii) in the case of any other offering pursuant to this Section 5.2, to an amount no less than thirty percent (30%) of all shares to be included in such offering; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced without the written consent of at least a majority of the Registrable Securities proposed to be sold in the underwriting and all other stockholder securities are first entirely excluded from the underwriting. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities sought to be included by them. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect

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to withdraw therefrom by written notice to the Company. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5.4 hereof.
          5.3 Registration on Form S-3.
               (a) In case the Company shall receive from any Initiating Holder a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short form registration statement, for a public offering of shares of the Registrable Securities the aggregate price to the public of which would exceed $3,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company will promptly give written notice of the proposed registration, and any related qualification and compliance, to all Holders of Registrable Securities and as soon as practicable use commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portions of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. If such offer is to be an underwritten offer, the underwriters must be reasonably acceptable to both the Initiating Holder(s) and the Company. The Company shall inform the other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3. Registrations effected pursuant to this Section 5.3 shall not be counted as demands for registration or registrations effected pursuant to Section 5.1 or 5.2, respectively.
               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:
                    (i) Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

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                    (ii) (ii) If the Company shall have caused two registration statements to become effective pursuant to this Section 5.3 in the immediately preceding twelve month period; or
                    (iii) If the Company shall furnish to the Initiating Holder(s) a certificate signed by the Chairman of the Board of Directors and an officer of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within the next thirty (30) days, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its commercially reasonable efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once in any twelve (12) month period.
          5.4 Expenses of Registration. All Registration Expenses incurred in connection with (i) three (3) registrations pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) all registrations pursuant to Section 5.3 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, in the event that any Initiating Holders cause the Company to begin a registration pursuant to Section 5.1, and the request for such registration is subsequently withdrawn by the Initiating Holders or is otherwise not successfully completed due to no fault of the Company, all Holders shall be deemed to have forfeited their right to one registration under Section 5.1 unless (i) the participating Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration or (ii) such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the participating Initiating Holders at the time of their request for registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.
          5.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:
               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and such amendments and supplements as may be necessary and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs; provided, however, that such ninety (90)-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

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               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;
               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them or the public offering of such securities;
               (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
               (f) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
               (h) Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

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               (i) In the case of registrations pursuant to Sections 5.1 and 5.3, instruct its senior management to use their commercially reasonable efforts to assist in the marketing of the shares to be registered.
          5.6 Indemnification.
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members and partners, any underwriter (as defined in the Securities Act) for such Holder and each person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and the Company will reimburse each such Holder, each of its officers, directors, members and partners, any underwriter and each person controlling such Holder for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon a Violation made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein.
               (b) To the extent permitted by law, each Holder will, severally, and not jointly and severally, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and any other Holder selling securities under such registration statement, each of such Holder’s officers directors, members and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any Violation, and will reimburse the Company, such other Holders, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action if it is judicially determined that there was such a Violation, but only to the extent that such Violation occurs in reliance upon and strictly in conformity with written information furnished to the Company by such Holder under an instrument duly executed by such Holder and stated specifically for use in connection with such registration. Notwithstanding the foregoing, the liability of each Holder under this Section 5.6(b) shall be limited in an amount equal to the net proceeds from the offering received by such Holder, unless such liability arises

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out of or is based on willful misconduct or fraud by such Holder. In addition, notwithstanding the foregoing, the indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Furthermore, no Holder selling securities under a registration statement shall be liable in any case to the extent that, prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Holder selling securities has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.
               (c) Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
               (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

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               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 5.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.
          5.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.
          5.8 Termination of Registration Rights. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date five years after the effective date of the Company’s initial public offering of its securities pursuant to a registration statement filed under the Securities Act of 1933, as amended or (ii) the closing of a Liquidation Event, or (iii) if the Company’s Common Stock is then trading on a nationally recognized exchange or the Nasdaq National Market, the date such Holder is able to immediately sell all shares of Registrable Securities held or entitled to be held upon conversion by such Holder under Rule 144 during any ninety (90)-day period.
          5.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may be assigned (a) by a Holder to a transferee or assignee of Registrable Securities which is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or affiliate of a Holder, (b) by a Holder to a transferee or assignee which is a Holder’s family member or trust for the benefit of an individual Holder, (c) by any 3i Related Party to any other 3i Related Party, or (d) by a Holder to a transferee or assignee which acquires at least one percent (1%) of the Company’s outstanding shares (on a fully-diluted basis); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee or assignee shall agree to be subject to all restrictions set forth in this Agreement and (iii) the transferee or assignee is not a person deemed by the Board of Directors, in its reasonable judgment, to be a competitor or potential competitor of the Company.
          5.10 Amendment of Registration Rights. Any provision of this Section 5 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 5.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 5, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder. For purposes of

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this Section 5.10, the consent of 3i Technology Partners II LP shall also serve as the consent of any of its affiliated entities that are Holders hereunder.
          5.11 Limitation on Subsequent Registration Rights. Other than as provided in Section 10.1, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior or pari passu to those granted to the Holders hereunder, except for pari passu piggyback registration rights approved by the Company’s Board of Directors or approved by the Holders holding a majority of the Registrable Securities that are granted for securities issuable upon the exercise of warrants issued in connection with debt financing by banks or equipment lessors. For purposes of this Section 5.11, the consent of 3i Technology Partners II, LP shall also serve as the consent of any of its affiliated entities that are Holders hereunder.
          5.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
               (a) Make and keep public information available, as those terms are understood and defined in Commission Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
               (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
               (c) So long as a Major Investor owns any Registrable Securities, to the extent permitted by law and the Commission, furnish to such Major Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
     6. Financial Information Rights and Inspection Rights.
          6.1 The Company will provide the following documents to each Major Investor:
               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2006 a consolidated balance sheet as of the end of such fiscal year, and statements of operations and cash flow for such fiscal year. Such year-end financial reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, all in reasonable detail and audited and certified by independent public accountants of recognized national standing selected by the Company;

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               (b) as soon as practicable, but in any event within thirty (30) days of the end of each quarter (except the last quarter of the fiscal year), an unaudited statement of operations and consolidated balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;
               (c) as soon as practicable, but in any event within thirty (30) days of the end of each month (except the last month of the fiscal year), an unaudited statement of operations and consolidated balance sheet for and as of the end of such month, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;
               (d) as soon as practicable, but in any event within thirty (30) days of the end of each quarter (except the last quarter of the fiscal year), an updated capitalization table of the Company, certified by the Company’s chief financial officer; and
               (e) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including consolidated balance sheets, consolidated income statements, and consolidated statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
          6.2 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.
          6.3 For purposes of determining the minimum holdings pursuant to this Section 6, any Investor which is a partnership or limited liability company shall be deemed to hold any Preferred Stock originally purchased by such Investor and subsequently distributed to constituent partners or members of such Investor, but which has not been resold by such partners or members. If the partnership or limited liability company is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership or members of a limited liability company by delivering a single copy of each report to the partnership or limited liability company as agent for the constituent partners or members.
          6.4 Each Major Investor shall, at such Major Investor’s expense, have the right to visit and inspect the Company’s properties, to examine the Company’s books of account and other records, to make copies or extracts therefrom and to discuss the Company’s affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Major Investor may reasonably request, and the Company will provide all information reasonably requested by such Major Investors in the form and manner requested not later than 72 hours following such request.
          6.5 Each Investor or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 which may be considered

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nonpublic information will be maintained in confidence by such Investor or transferee and will not be utilized by such Investor or transferee in connection with purchases or sales of the Company’s securities except in compliance with applicable state and federal securities laws.
          6.6 Notwithstanding the foregoing, the Company shall not be required to comply with any provision of this Section 6 in respect of any Major Investor whom the Board of Directors of the Company reasonably determines to be a competitor of the Company or an officer, employee, director or holder of more than ten percent (10%) of the stock of a competitor.
          6.7 The covenants of the Company set forth in this Section 6 herein shall terminate and be of no further force or effect upon the closing of (i) a Qualified Initial Public Offering; (ii) the first date on which the Company is obligated to register any class of its securities under the Securities Exchange Act of 1934; or (iii) a Liquidation Event.
     7. Lockup Agreement. Each Investor, Holder and transferee hereby agrees that, in connection with the underwritten registration of the initial offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”), such Investor, Holder or transferee shall not sell or otherwise transfer any securities of the Company (other than securities acquired by such Investor, Holder or transferee in such offering) during the period specified by the Company’s Board of Directors at the request of the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided however that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with NASD Rule 2711(f)(4)); and provided further that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements. The foregoing provisions of this Section 7 shall apply only to the Company’s initial offering of equity securities to be traded on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another comparable U.S. exchange or marketplace, and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Notwithstanding the foregoing, a Holder may, during such period following the effective date of a registration of the Company filed under the Securities Act, transfer Common Stock (or other securities) of the Company to a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or affiliate of such Holder, provided that such transferee agrees to be bound to the remaining stand off period described in this Section 7. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The Company shall use commercially reasonable efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of the Company and holders of registration rights with respect to capital stock of the Company. In the event that the Managing Underwriter waives, terminates or modifies these restrictions in whole or in part, then such waiver, termination or modification shall be allocated among all Major Investors, pro rata based on the number of shares of Registrable Securities then held by such Major Investors.

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     8. Right of First Refusal.
          8.1 The Company hereby grants to each Major Investor the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in this Section 8) which the Company may, from time to time, propose to sell and issue. A “Pro Rata Share,” for purposes of this right of first refusal, equals the proportion that the total number of shares of Common Stock (including all shares of Common Stock issuable upon exercise or conversion of all then outstanding securities directly or indirectly exercisable for and/or convertible into Common Stock immediately prior to the issuance of the New Securities) (as defined below) held by the Major Investor, immediately prior to the issuance of such New Securities bears to the sum of the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities directly or indirectly exercisable for and/or convertible into Common Stock immediately prior to the issuance of the New Securities. Each Major Investor shall have a right of over-allotment such that if any Major Investor fails to exercise its rights hereunder to purchase its full Pro Rata Share of New Securities, the other Major Investors may purchase the unsubscribed portion on a pro rata basis within twenty (20) days from the date such Major Investors receive notice from the Company that such non-purchasing Major Investor fails to exercise fully its right hereunder to purchase its Pro Rata Share of New Securities.
          8.2 Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, “New Securities” does not include stock issued or issuable: (i) upon conversion of shares of Preferred Stock; (ii) to employees, consultants, or directors pursuant to stock option, stock grant, stock purchase, or similar plans and arrangements approved by the Board of Directors (including the approval of at least two of the three Preferred Directors (as defined in Article Four, Section 5(b) of the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time) (the “Preferred Directors”), including the exercise of options thereunder; (iii) to equipment lessors, banks, financial institutions or similar entities in a transaction approved by the Board of Directors (including the approval of at least two of the three Preferred Directors), the principal purpose of which is other than the raising of equity financing; (iv) as a dividend or other distribution; (v) in a merger or acquisition that is approved by the Board of Directors (including the approval of at least two of the three Preferred Directors), (vi) upon exercise or conversion of securities with respect to which the holders of Preferred Stock previously had an opportunity to exercise the right of first refusal pursuant to this Section 8 or that were outstanding as of the date of the Initial Closing (as defined in the Purchase Agreement) or (vii) if the Holders of at least 60% of the Registrable Securities then outstanding agree in writing that such shares shall not constitute New Securities.
          8.3 In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the

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price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.
          8.4 In the event the Major Investors fail to exercise fully the right of first refusal within said twenty (20) day period and after the expiration of the twenty (20) day period for the exercise of the over-allotment provisions of Section 8.1, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Major Investors’ right of first refusal option set forth in this Section 8 was not fully exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors pursuant to Section 8.3. In the event the Company has not sold within said ninety (90) day period or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section 8.
          8.5 The provisions of this Section 8 will terminate and be of no further force or effect upon a Qualified Initial Public Offering.
          8.6 Each Holder hereby waives its right of first refusal under the Prior Agreement, including any notice rights pertaining thereto, to purchase the shares of Series G Preferred Stock being issued and sold pursuant to the Purchase Agreement. Such waiver shall be effective upon the execution of this Agreement by the Company and the holders of at least a majority of the Registrable Securities then outstanding.
          8.7 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 8 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 5.9.
     9. Covenants.
          9.1 Employment, Confidential Information and Invention Assignment Agreement. The Company will maintain a policy requiring each employee or consultant of the Company or any of its subsidiaries or affiliates with access to confidential information to enter into an Employment, Confidential Information and Invention Assignment Agreement substantially in a form approved by the Board of Directors, which agreement shall provide for, among other things, non-solicit obligations as set forth therein.
          9.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.
          9.3 Observer Rights. Siemens Venture Capital GmbH, Kaiser Permanente (for purpose of this Section 9.3 defined as Permanente Federation LLC and Kaiser Foundation Hospitals), CB Health Ventures, Merrill Lynch Ventures, L.P. 2001 (“Merrill”) or any of its affiliates and Ascension Health and Montagu Newhall Global Partners, L.P. shall each have the

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right to designate one person to attend (in person or by telephone and at such person’s own expense) meetings (whether such meetings are telephonic or in-person) of the Company’s Board of Directors as a non-voting observer and to receive all information as and when distributed to members of the Board of Directors, provided, however, that the Company reserves the right to exclude each such observer from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information or for other similar reasons. The foregoing rights are referred to herein as “Observer Rights.” In the event that the director designated by Draper Fisher Jurvetson ePlanet Ventures L.P. (Cayman Limited Partnership) or any of its affiliates (“DFJ”) is not an employee of DFJ or no director is designated by DFJ, DFJ shall also have Observer Rights. Each of the parties hereto agrees that, notwithstanding any agreement to the contrary entered into before the date hereof, the Observer Rights set forth in this paragraph shall be the only such rights that such parties will be entitled to, and that all such agreements are hereby amended to the extent necessary to make the rights granted thereunder consistent with and not in excess of the Observer Rights such party may have under this Agreement.
          9.4 D&O Insurance. The Company will maintain in full force and effect Directors and Officers insurance with terms and conditions (including coverage limits) acceptable to the Company’s Board of Directors. In the event that all or substantially all of the business or assets of the Company or any of its subsidiaries is sold, whether by merger, consolidation, sale of assets or securities or otherwise, in one transaction or a series of transactions, then the Company shall, in each case, take action to ensure that the successors and assigns of the Company or such subsidiary assume the obligations set forth in this Section 9.4. The provisions of this Section 9.4 shall apply to each of the successors and assigns of the Company and each subsidiary.
          9.5 Board Approval. So long as at least 20% of the Preferred Stock ever issued remains outstanding, the Company will not take any of the following actions without the prior approval of the Board of Directors, including at least two of the three Preferred Directors:
               (a) Make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
               (b) Make any direct or indirect loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock option plan approved by the Board of Directors;
               (c) Guarantee any indebtedness, obligation or liability except for trade accounts of the Company or any subsidiary arising from the ordinary course of business;
               (d) Make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

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               (e) Incur any indebtedness, obligation or liability in excess of $500,000 in the aggregate that is not already included in a Board approved budget, other than trade credit incurred in the ordinary course of business;
               (f) Enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person except transactions resulting in payments to or by the Company in an amount less than $60,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board;
               (g) Hire, fire, or change the compensation of any of the executive officers, including approving any option plans;
               (h) Change the principal business of the Company, enter into new lines of business, or exit the current line of business of the Company;
               (i) Sell, transfer, license, pledge, or encumber technology or intellectual property of the Company, other than licenses granted in the ordinary course of business;
               (j) Approve the Company’s annual operating plan and budget;
               (k) Make any capital expenditure in excess of $2,000,000 not included in the Company’s annual operating plan and budget approved as set forth above;
               (l) Grant any stock option, unless approved by a duly authorized committee of the Board of Directors; or
               (m) Establish or invest in any joint venture or strategic alliance.
          9.6 Board Meetings; Committees. The Company will hold a meeting of its Board of Directors at least once every twelve weeks unless otherwise agreed to by the Company’s Board of Directors, until the Board of Directors determines that is advisable to hold such meetings at some other interval. Unless such directors shall decline to serve, any committee constituted by the Board shall include at least one Investor Director.
          9.7 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.
          9.8 Insurance. The Company shall obtain key person life insurance with proceeds payable to the Company in such amounts and on such terms and conditions as is approved by the Board.

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          9.9 Compliance with Laws. The Company shall comply, and shall cause all of its subsidiaries to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.
          9.10 Publicity. Neither the Company nor any of its affiliates shall use the name of any Investor or any of its affiliates in any press release, notice or other publication without the prior written consent of such Investor. Furthermore, no party to this Agreement shall, or shall allow any of its affiliates, to make any public announcements or other public communications in respect of this Agreement or the other Investment Agreements (as such term is defined in the Purchase Agreement) or the transactions contemplated hereby or thereby without the prior written consent of the Company and the holders of a majority of the Registrable Securities, which majority shall include 3i Technology Partners II LP. The Company and each of its officers covenants with each of 3i Technology Partners II, LP, 3i Group Investments LP, 3i Pan European Technology 2004-06 LP, and 3i Group Technology 2004-06 LP (collectively, the “3i Purchasers”) that the Company and its officers will not without the prior written consent of 3i Technology Partners II LP (a) use the name of any 3i Related Party in any context whatsoever, except as required by law; or (b) hold themselves out as being associated with any 3i Related Party in any manner whatsoever. Nothing in this Section 9.10 shall prohibit the Company or its officers from stating that the 3i Purchasers are shareholders in the Company. For purposes of this Section 9.10, “3i Related Party” means 3i Group plc or any affiliate of 3i Group plc or any entity or vehicle including a partnership in which 3i Group plc and/or its affiliate has a majority economic interest and which is managed by 3i Group plc or any of its affiliates.
          9.11 Waiver of Conflicts. The Company acknowledges that the investment in the Company being made by any Merrill Lynch Entity, and any subsequent investment in the Company by any Merrill Lynch Entity after the date hereof, is being made notwithstanding any engagement, prior to or subsequent to the date hereof, by the Company of any Merrill Lynch Entity as financial advisor, agent or underwriter to the Company, and the Company waives any conflicts of interest that may arise as a result thereof.
          9.12 Hold as Nominee. The Company acknowledges that any Investor may hold its investment in the Company in nominee form so long as such an investor complies with state and federal security laws.
          9.13 Disclosure. Subject to Section 9.10, any Investor may disclose its investment in the Company and include the Company’s name and a brief non-confidential description of the Company’s business in its securities offering, marketing, or partner disclosure or update materials. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may only be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a

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transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including, without limitation, the name and other specific information about any party’s intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.
          9.14 Indemnification and Advancement.
               (a) The Company hereby agrees to hold harmless and indemnify the Investors, the Investors’ direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the “Investor Indemnitees”) against any and all expenses (including attorneys’ fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Investor Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Investors’ actions in connection with the purchase by the Investors of the Company’s Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (a “Financing-Based Claim”); provided, however, that no Investor Indemnitee shall be entitled to be held harmless or indemnified by the Company for acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in willful misconduct or fraud.
               (b) The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Investor Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, a Financing-Based Claim, provided, however, that no Investor Indemnitee shall be entitled to reimbursement in connection with acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in willful misconduct or fraud.
               (c) The Company’s indemnity obligations set forth above are subject to the Investors providing prompt written notice of a claim to the Company; provided that the failure to provide prompt notice shall not relieve the Company of its indemnification obligations hereunder, except to the extent that the Company is actually and materially prejudiced by its failure to give such prompt notice. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Investor Indemnitees without the Investors’ prior written approval. The Investor Indemnitees shall, at the Company’s expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company’s expense all those persons, documents (excluding attorney/client privileged or attorney work product materials) reasonably required by the Company in the defense of any such action. The Investor Indemnitees may, at their expense, assist in such defense.

23

          9.15 Directed Shares. In the event that the Company shall propose to consummate an initial public offering, the Company will use its reasonable best efforts to cause the Managing Underwriters of such initial public offering to designate at least 10% of the shares being issued in such offering as “directed shares” and to further cause 50% of such directed shares to be offered to the Major Investors, pro rata in proportion to the number of shares of Common Stock held by each Major Investor relative to all Major Investors, calculated on an as-exercised and as converted basis; provided, however, that this right shall only apply to any such initial public offering the registration statement for which is declared effective not sooner than the first anniversary of the last closing of the Series G Financing. All action taken pursuant to this Section 9.15 shall be made in accordance with all federal and state securities laws and regulations and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other applicable self-regulating organizations. Prior to filing any registration statement in connection with an initial public offering, the Company shall review its obligations under this Section 9.15 and, if the Company shall conclude, based on the advice of counsel, that any law, rule, regulation or interpretation of the Commission shall prohibit the Company from complying with any provision of this Section 9.15, the Company shall use its reasonable best efforts to take such lawful action as shall most closely preserve the rights of the Major Investors under this Section 9.15.
          9.16 Qualified Small Business Stock. The Company covenants that so long as any of Preferred Stock or the Common Stock into which such shares are converted, are held by an Investor (in whose hands such shares of Common Stock are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to each Investor, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Preferred Stock, or the Common Stock into which such shares are converted, to qualify as Qualified Small Business Stock and in connection therewith, execute and deliver to the Investors, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested by an Investor to cause such shares of capital stock to qualify as Qualified Small Business Stock. The Company further agrees that it will use its reasonable best efforts to cause its capital stock to constitute Qualified Small Business Stock , unless the Board determines that such qualification is inconsistent with the best interests of the Company.
          9.17 Notice Regarding Data Protection. The Company covenants that it will deliver to each of its officers and directors on the date hereof, and to each officer and director appointed or elected after the date hereof, a notice, as set forth on Exhibit A hereto, regarding Article Twelve of the Company’s Amended and Restated Certificate of Incorporation.
          9.18 Termination of Covenants. The covenants of the Company set forth in this Section 9 (other than Sections 9.7, 9.11 and 9.14) shall terminate and be of no further force and effect upon the earlier to occur of (i) the closing of a Qualified IPO; or (ii) a Liquidation Event.
     10. Amendment.

24

          10.1 Additional parties may be added to this Agreement, and, except as otherwise provided in Sections 5.10 and 5.11, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 60% of the Registrable Securities then outstanding; provided, however, that Section 9.3 may not be amended to limit or terminate Merrill’s right to designate an observer or otherwise limit the rights of any Merrill observer without Merrill’s consent. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 8 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Any amendment or waiver effected in accordance this Section 10.1 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company. Notwithstanding the foregoing, the parties hereto agree that purchasers of shares of the Company’s Series G Preferred Stock under the Purchase Agreement or an addendum thereto after the date of the Purchase Agreement shall be subsequently added as a party to this Agreement as an Investor and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of this Agreement on a signature page to this Agreement. For purposes of this Section 10.1, the consent of 3i Technology Partners II LP shall also serve as the consent of any of its affiliated entities that are Holders hereunder.
          10.2 The Agreement hereby amends and restates the Prior Agreement and shall be effective upon the execution of this Agreement by the holders of at least two-thirds of the Registrable Securities outstanding immediately prior to the sale of the Series G Preferred Stock.
     11. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.
     12. Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     13. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by courier, addressed:

25

               (a) if to a Holder, at such Holder’s address as set forth the Company’s records, or at such other address as such Holder shall have furnished to the Company in writing, with a copy to:
Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Phone: (650) 843-5757 Fax: (650) 857-0663 Attn: John M. Geschke

(b)	if to the Company, to:

ZONARE Medical Systems, Inc. 1061 Terra Bella Avenue Mountain View, CA 94043 Attn: Chief Executive Officer Fax: (650) 230-2817
or at such other address as the Company shall have furnished to the Holders in writing, with a copy to:
Latham & Watkins 140 Scott Drive Menlo Park, CA 94025 Attn: Patrick Pohlen Fax: (650) 463-2600
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by courier, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.
     14. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     15. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or an acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s

26

part with respect to any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.
     16. Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     17. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.
     19. Facsimile. This Agreement may be executed via facsimile.
     20. Survival. The representations and warranties made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.
     21. Aggregation of Stock. All shares of capital stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the purposes of this determination, each of Kaiser Foundation Hospitals and The Permanente Federation, LLC shall be deemed to be an affiliate of the other.
(Remainder of Page Intentionally Left Blank)

27

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first set forth above.

“COMPANY” ZONARE MEDICAL SYSTEMS, INC.
By:	/s/ Donald Southard
Donald Southard, Chief Executive Officer

Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

3i TECHNOLOGY PARTNERS II LP By: 3i Technology Associates II LLC its general partner By: 3i Technology Corporation its managing member
By:	/s/ Allan Ferguson
	Name:	Allan Ferguson
	Title:	Senior Vice President

3i GROUP INVESTMENTS LP
By:	/s/ Allan Ferguson
	Name:	Allan Ferguson
	Title:	Attorney-in-fact

3i PAN EUROPEAN TECHNOLOGY 2004-06 LP
By:	/s/ Allan Ferguson
	Name:	Allan Ferguson
	Title:	Attorney-in-fact

3i GLOBAL TECHNOLOGY 2004-06 LP
By:	/s/ Allan Ferguson
	Name:	Allan Ferguson
	Title:	Attorney-in-fact

Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

ASCENSION HEALTH, as Nominee and Fiscal Agent for Certain Wholly Owned Subsidiaries

By:	/s/ Anthony J. Speranzo

Name:	Anthony J. Speranzo
Title:	Senior Vice President and
Chief Financial Officer
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

CB AH PARALLEL FUND II, L.P.
By:	CB Health Ventures II, LLC
Its General Partner

By:	/s/ Frederick R. Blume

Name:	Frederick R. Blume
Title:	Manager/Partner

CB HEALTHCARE FUND II, L.P.
By:	CB Health Ventures II, LLC
Its General Partner

By:	/s/ Frederick R. Blume

Name:	Frederick R. Blume
Title:	Manager/Partner
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

DRAPER FISHER JURVETSON EPLANET VENTURES L.P.

By:	/s/ John Fisher

Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET VENTURES GMBH & CO. KG

By:	/s/ John Fisher

Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET PARTNERS FUND, LLC

By:	/s/ John Fisher

Name:	John Fisher
Title:	Managing Member
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

EARLYBIRD VERWALTUNG GmbH, a German limited liability company (trustee to all funds managed by Earlybird LLC, a Delaware company)

By:	/s/ Rolf Mathies

Name:	Rolf Mathies
Title:	Managing Partner
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

FRAZIER AFFILIATES III, L.P. By FHM III, LLC, its general partner
By:	/s/ Nader Naini
Nader Naini, Manager

FRAZIER AFFILIATES IV, L.P. By FHM IV, LP, its general partner By FHM IV, LLC, its general partner
By:	/s/ Nader Naini
Nader Naini, Manager

FRAZIER HEALTHCARE III, L.P. By FHM III, LLC, its general partner
By:	/s/ Nader Naini
Nader Naini, Manager

FRAZIER HEALTHCARE IV, L.P. By FHM IV, LP, its general partner By FHM IV, LLC, its general partner
By:	/s/ Nader Naini
Nader Naini, Manager

Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

KAISER FOUNDATION HOSPITALS

By:	/s/ Thomas Meier

Name:	Thomas Meier
Title:	VP Treasury
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

THE PERMANENTE FEDERATION LLC – SERIES C

By:	/s/ Glen Hentges

Name:	Glen Hentges
Title:	CFO

THE PERMANENTE FEDERATION LLC – SERIES D

By:	/s/ Glen Hentges

Name:	Glen Hentges
Title:	CFO

THE PERMANENTE FEDERATION LLC – SERIES F

By:	/s/ Glen Hentges

Name:	Glen Hentges
Title:	CFO

THE PERMANENTE FEDERATION LLC – SERIES G

By:	/s/ Glen Hentges

Name:	Glen Hentges
Title:	CFO
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

MOSAIX VENTURES, LP By: Mosaix Ventures Management, LLC Its: General Partner
By:	/s/ Ranjan Lal
Ranjan Lal, Managing Partner

Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ David Amidei

DAVID AMIDEI
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Scott Barclay

SCOTT BARCLAY
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Ian Felix

IAN FELIX
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Harold C. Hohbach

HAROLD C. HOHBACH
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

KETAN D. KOTHARI AND SHEILA KOTHARI, TRUSTEES OF THE KETAN AND SHEILA KOTHARI FAMILY TRUST – 1998, U/I DTD DECEMBER 16, 1998

By:	/s/ Ketan D. Kothari

Name:	Ketan D. Kothari
Title:	Trustee
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

MANISH D. KOTHARI AND CARMEN SAURA, TRUSTEES OF THE KOTHARI SAURA FAMILY TRUST – 1998, U/I DTD DECEMBER 16, 1998

By:	/s/ Manish D. Kothari

Name:	Manish D. Kothari
Title:	Trustee
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Ruth Leibig

RUTH LEIBIG
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Zhi-Hong Liu

ZHI-HONG LIU
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Glen McLaughlin

GLEN MCLAUGHLIN
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Brian J. O’Rourke

BRIAN J. O’ROURKE

/s/ Helen E. O’Rourke

HELEN E. O’ROURKE
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

PENTECH FINANCIAL SERVICES, INC.

By:	/s/ Ben Millerbis

Name:	Ben Millerbis
Title:	CEO
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Stephen K. Prozorowski

STEPHEN K. PROZOROWSKI
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Rodolph Ruffy, M.D.

RODOLPHE RUFFY, M.D.
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Gayle A. Stephenson

GAYLE A. STEPHENSON
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Priscilla J. Ryland

PRISCILLA J. RYLAND
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

SIF INVESTMENT COMPANY LTD

By:	/s/ E. Sequin	/s/ M. Jenzer

Name:	E. Sequin	M. Jenzer
Title:	Director	Director
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Donald Southard

DONALD SOUTHARD
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Robert Stanson

ROBERT STANSON
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Michael B. Thompson

MICHAEL B. THOMPSON
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

WS INVESTMENT COMPANY 2007A

By:	/s/ James A. Terranova

Name:

Title:

Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

WTI VENTURES

By:	/s/ S. Allan Johnson

Name:	S. Allan Johnson
Title:	General Partner
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Karl Zimmerman

KARL ZIMMERMAN
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Joseph E. Whitters

JOSEPH E. WHITTERS
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Jeffrey Otten

JEFFREY OTTEN
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

/s/ Juan Enriquez
JUAN ENRIQUEZ
Signature Page to ZONARE Medical Systems, Inc.
Series G Amended & Restated Investor Rights Agreement

SCHEDULE A
Adam Ventures, L.P.
Allianz Life Insurance Company of North America
David Amidei
The Angels’ Forum 70, LLC
Ascension Health
ASQ, Inc.
Wenli Bai
Donald S. Baim, M.D.
Scott Barclay
William R. Brody
Cardiovascular Medicine, Cardiac Arrhythmias Profit Sharing Plan FBO R. Hardwin Mead
CB AH Parallel Fund
CB Healthcare Fund II, L.P.
Ching-Hua Chou
David Y. Dea and Linda A. Reynolds, Trustees The Dea Family Trust, Dated January 24, 2001
Sheila Desai
Draper Fisher Jurvetson ePlanet Partners Fund, LLC
Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG
Draper Fisher Jurvetson ePlanet Ventures L.P.
Early Bird Verwaltung GmbH, a German limited liability company (trustee to all funds managed by Earlybird LLC, a Delaware limited liability company)
Faison Bohlayer Charitable Trust
Ken Fowkes
Frazier Affiliates III, L.P.
Frazier Affiliates IV, L.P.

Frazier Healthcare III, L.P.
Frazier Healthcare IV, L.P.
Debra R. Goines
Goodman Company, LTD
Robert Halbach
Prentis C. Hale III, Trustee FBO Prentis C. Hale III U/W L.H. Hale, Dec’d
The Halo Fund II, LP
Hasan 1995 Living Trust, Dated 3/16/95
Hamilton Dale Hearn, Jr.
Harold C. Hohbach
Keith A. Holub
Ting-Lan Ji
Kaiser Foundation Hospitals
Osamu Katoh
Ketan D. Kothari and Sheila Kothari, trustees of the Ketan and Shelia Kothari Family Trust 1998, U/I DTD December 16, 1998
Manish D. Kothari and Carmen Saura, Trustees of the Kothari Family Trust 1998, U/I DTD December 16, 1998
Henry A. Krause Jr.
Kevin T. Larkin
Ruth Leibig
Zhi-Hong Liu
Richard H. Love
Juan Miguel C. Mantecon
Merrill Lynch Ventures L.P.
Stanley J. Meresman and Sharon A. Meresman, Trustees of the MERESMAN FAMILY TRUST U/D/T dated 9/19/89, as amended
Sch. A-2

Montagu Newhall Global Partners, L.P.
Mosaix Ventures, LP
Glen McLaughlin
Glen Wallace McLaughlin
Helen E. O’ Rourke & Brian J. O’Rourke, J.T
Pentech Financial Services, Inc.
The Permanente Federation LLC – Series C
The Permanente Federation LLC – Series D
The Permanente Federation LLC – Series F
The Permanente Federation LLC – Series G
Scott & Joanne Polston
Prothro Family Limited Partnership, Ltd.
Stephen K. Prozorowski
Rodolphe Ruffy, M.D.
Keith Rubenstein
Priscilla J. Ryland
Safi Qureshey Family Trust
Samtan Company, LTD
The Lars and Debora Shaw 2001 Trust
Siemens Venture Capital GmbH
SIF Investment Company Ltd.
Donald Southard
Robert Stanson
Gayle A. Stephenson (Russi)
Texas Instruments Incorporated
Michael B. Thompson
Sch. A-3

Roger Winkle
Wasatch Funds, Inc., for Wasatch Ultra Growth Fund
Wasatch Funds, Inc., for Wasatch Small Cap Growth Fund
WS Investment Company 99A
WS Investment Company 2007A
WTI Ventures
Yock Family Revocable Trust Dated 7/21/93 as the Separate Property of Paul L. Yock
Syed Zaidi
Zilkha Venture Partners, L.P.
Karl H. Zimmerman
3i Technology Partners II LP
3i Group Investments LP
3i Pan European Technology 2004-06 LP
3i Global Technology 2004-06 LP
Jeffrey Otten
Joseph E. Whitters
Juan Enriquez
Sch. A-4

EXHIBIT A
     NOTICE REGARDING EUROPEAN DIRECTIVE ON DATA PROTECTION
     This Notice of Article Twelve of the Amended and Restated Certificate of Incorporation (the “Charter”) of ZONARE Medical Systems, Inc. (the “Company”) is being delivered to you pursuant to Section 9.17 of that certain Amended and Restated Investors’ Rights Agreement, dated February 26, 2007, by and among the Company and the Investors listed on Schedule A thereto.
     3i Group, plc, a holding company of one or more of the Company’s Series F Preferred Stock holders and Series G Preferred Stock holders (collectively, the “3i Entities”), is incorporated in Europe and is subject to a European Directive on data protection (as enshrined by UK Act of Parliament in The Data Protection Act of 1998) (the “Directive”). The primary effect of the Directive is to prohibit the processing of personal data without notification and consent. Because it is possible that the 3i Entities may be deemed to have processed personal data within the meaning of the Directive in connection with their investments in portfolio companies, the 3i Entities require each of their portfolio companies to insert certain standard language regarding the Directive into such portfolio company’s certificate of incorporation. The language regarding the Directive contained in the Charter is set forth below:
For the purposes of all applicable laws and regulations, each of the stockholders, officers and directors of the Corporation authorize 3i Technology Partners II LP, 3i Group Investments LP, 3i Plan European Technology 2004-06 LP, 3i Global Technology 2004-06 LP, 3i Group plc and affiliates of 3i Group plc (both within and outside the United States) (“3i Group”) and each other stockholder who, together with its affiliates, is subject to European Directive 95/46/EC) (“European Stockholders”) to process (but only among the 3i Group or such European Stockholder, as applicable, and its advisers and only within the meaning of European Directive 95/46/EC) any data or information concerning them which is obtained in the course of its and their due diligence and other investment business. The data and information that may be processed for such purposes shall include any information that may have a bearing on the prudence or commercial merits of investing in, or disposing of, any stock (or other investment or security) of the Company. Nothing in this authority shall entitle any 3i Group entity or an European Stockholder entity to make any disclosure of such data or information to third parties.

Exh. A